EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 2-69114; 2-77987; 2-77988; 2-85545; 2-94205; 33-24530; 33-52072; 33-52076; 33-63847; 33-64285; 333-21367; 333-31289; 333-31291; 333-45007; 333-45011; 333-69193; 333-71241; 333-71243; 333-71245; 333-88777; 333-88779; 333-34118; 333-35396; 333-52518; 333-74764; 333-75698; 333-105355; 333-116393; 333-123531; 333-124711) of Applied Materials, Inc. of our report dated November 12, 2003 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
San Jose, California
December 14, 2005